As filed with the Securities and Exchange Commission on August 6, 2024

Registration Nos. 333-134394 & 333-196107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 Registration Statement No. 333-134394

FORM S-8 Registration Statement No. 333-196107

____________________________

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
440 Lincoln Street Worcester, Massachusetts 01653 (Address of Principal Executive Offices) (Zip Code)

The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan

The Hanover Insurance Group 2014 Amended and Restated Employee Stock Purchase Plan

The Chaucer Share Incentive Plan

(Full title of the plan)

Dennis F. Kerrigan

Executive Vice President, Chief Legal Officer

The Hanover Insurance Group, Inc.

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Hanover Insurance Group, Inc. (the “Registrant”) is filing this post-effective amendment (the “Amendment”) to deregister all shares of Common Stock, par value $0.01 per share, of the Registrant (the “Common Stock”) originally registered pursuant to (i) the registration statement on Form S-8 filed on May 23, 2006 (Registration No. 333-134394) for issuance under The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan that remain unissued, and (ii) the registration statement on Form S-8 filed on May 20, 2014 (Registration No. 333-196107) (the “2014 S-8”) for issuance under The Hanover Insurance Group 2014 Amended and Restated Employee Stock Purchase Plan and The Chaucer Share Incentive Plan that remain unissued. For the avoidance of doubt, this Amendment does not deregister shares of the Common Stock registered pursuant to the 2014 S-8 for issuance under The Hanover Insurance Group 2014 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Worcester, Commonwealth of Massachusetts, on this 6th day of August, 2024.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ John C. Roche
Name: John C. Roche
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Roche John C. Roche	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2024

/s/ Jeffrey M. Farber Jeffrey M. Farber	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 6, 2024

/s/ Warren E. Barnes Warren E. Barnes	Senior Vice President, Corporate Controller (Principal Accounting Officer)	August 6, 2024

/s/ Cynthia L. Egan Cynthia L. Egan	Chair of the Board of Directors	August 6, 2024

/s/ Francisco A. Aristeguieta Francisco A. Aristeguieta	Director	August 6, 2024

/s/ Kevin J. Bradicich Kevin J. Bradicich	Director	August 6, 2024

/s/ Theodore H. Bunting, Jr.	Director	August 6, 2024
Theodore H. Bunting, Jr.

/s/ Jane D. Carlin	Director	August 6, 2024
Jane D. Carlin

/s/ J. Paul Condrin III	Director	August 6, 2024
J. Paul Condrin III

Kathleen S. Lane	Director

/s/ Joseph R. Ramrath Joseph R. Ramrath	Director	August 6, 2024

Elizabeth A. Ward	Director